EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Sally L. Beerbower

Qorvis Communications

(703) 744-7800

sally@qorvis.com

CYBERGUARD ANNOUNCES ACQUISITION OF ZIX

CORPORATION’S ANTI-SPAM, ANTI-VIRUS AND URL FILTERING

ASSETS

Deal Expands Base of Content Security Customers in U.S. and Canada;

Transaction Should be Accretive to Earnings

Boca Raton, FL, March 14, 2005 – CyberGuard Corporation (NASDAQ: CGFW), a global provider of security solutions that protect the business-critical information assets of Global 2000 enterprises and government organizations, today announced the acquisition of Zix Corporation’s (NASDAQ: ZIXI) anti-spam, anti-virus and URL filtering assets for $3.6 million in cash. The transaction, approved by the boards of directors of the two companies, transfers rights associated with the Web Inspector™ and Message Inspector™ business to CyberGuard Corporation.

According to Pat Clawson, chairman and chief executive officer of CyberGuard, “With the addition of ZixCorp’s Web Inspector and Message Inspector products, which will be integrated into our Webwasher business, we are strengthening our presence in content security and extending a strong European base into the U.S. and Canada with 1,600 new enterprise customers. This will increase our share of the content security market, a key strategic objective.”

He added, “The acquisition should be accretive to earnings beginning in the quarter starting April 1, 2005. We will discuss the integration plan, synergies and earnings contribution in our next investor conference call.”

Dr. Horst Joepen, CyberGuard’s senior vice president of strategic alliances and general manager of the Webwasher subsidiary, commented, “This acquisition will provide us with excellent cross-selling opportunities, as we anticipate that a large number of WebInspector and MessageInspector enterprise customers will realize the benefits of our world-class Webwasher content security product suite, as well as our leading firewall solutions.”

About CyberGuard Corporation

CyberGuard Corporation (NASDAQ: CGFW) delivers a suite of integrated information security solutions to provide Global 2000 enterprises and government organizations with the confidence that their critical information assets are protected. Based on the company’s Total Stream Protection framework and managed via its Global Command Center, CyberGuard’s products go beyond network-level security to provide protection against the most dangerous application-layer vulnerabilities and avoid potential damage, securing the entire data stream. With a growing and satisfied number of brand-name customers, CyberGuard has deployed more than 250,000 products across the globe. Headquartered near Boca Raton, Fl., the company has offices and training centers around the world. For more information visit www.CyberGuard.com.

Forward-Looking Statement

Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the Company’s history of losses; the Company’s ability to execute on its business plans and to integrate recent acquisitions; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; and litigation against the Company. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2004, and other information filed with the Commission.

CyberGuard® and Webwasher® are registered trademarks and Total Stream Protection™ and Global Command Center™ are trademarks of CyberGuard Corporation. All other trademarks are property of their respective owners.